Exhibit (h)(3)

AMENDED AND RESTATED DELEGATION AGREEMENT


         AGREEMENT, dated as of June 12, 2001 by and between INVESTORS BANK & TRUST COMPANY, (the "Delegate") a Massachusetts trust company, and COMMONFUND INSTITUTIONAL FUNDS, a Delaware business trust (the "Fund").

         WHEREAS, Delegate currently acts as Delegate to the Fund pursuant to a Delegation Agreement (the "Old Agreement") between the Delegate and the Fund dated as of December 4, 2000; and

         WHEREAS, in its capacity as Delegate, Delegate is Foreign Custody Manager for the Fund within the meaning of Section 14.3(a)(i) of the Custody Agreement between Delegate and Fund dated as of October 12, 1999 and within the meaning of SEC Rule 17f-5 adopted under the Investment Company Act of 1940 ("the 1940 Act"); and

         WHEREAS, Delegate and Fund desire to amend and restate the Old Agreement to reflect the provisions of SEC Rule 17f-7 and the amendments to Rule 17f-5 as those provisions and amendments are in effect as of the date of this Agreement; and

         WHEREAS, pursuant to the provisions of Rule 17f-7, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS

         Capitalized terms in this Agreement have the following meanings:

         a.  Board

             Board means the Board of Trustees of the Fund.

         b.  Country Risk

             Country Risk pertaining to a particular country means all factors reasonably related to the systemic risk of holding Foreign Assets in that country including, but not limited to, risks occurring because of such country's financial infrastructure (including any systemic risks related to Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

         c.  Eligible Foreign Custodian

             Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

         d.  Foreign  Assets

             Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

         e.  Foreign Custody Manager

             Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

Investment Manager

Investment Manager shall mean Commonfund Asset Management Company.

g. Securities Depository

Securities Depository has the meaning set forth in Rule 17f-4(a).

         h.  Monitor

             Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made, or information previously received.

2. REPRESENTATIONS

         a.  Delegate's Representations

             Delegate represents that it is U. S. Bank, as defined in Rule 17f-5(a)(7). Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to bind Delegate with respect to the subject matter of this Agreement.

         b.  Fund's Representations

             Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in Sections 4, 5, 7(b), (c) and (d), and 9 of this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3. JURISDICTIONS AND DEPOSITORIES COVERED

     a. Initial Jurisdictions and Depositories

          Delegate's authority to designate Eligible Foreign Custodians for Foreign Assets granted in Section 4 of this Agreement is limited to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's responsibility to provide information to the Fund and investment adviser(s) to the Fund under Section 6 of this Agreement applies only to the Securities Depositories listed in Appendix A2 and any additional Securities Depository that may hereafter be formed to engage in business in any jurisdiction listed in Appendix A1.

     b. Added Jurisdictions and Depositories

          Jurisdictions and Securities Depositories (in addition to any Securities Depositories that fall within the scope of this Agreement by virtue of the provisions of sub-section 3(a) above may be added to Appendix A1 and Appendix A2, respectively, by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

     c. Withdrawn Jurisdictions and Depositories

         Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Thirty
(30) days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation or retention is withdrawn.

4. DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

     a. Selection of Eligible Foreign Custodians

          Fund hereby authorizes Delegate, subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), to place and maintain Foreign Assets in the care of any one or more Eligible Foreign Custodian selected by Delegate in each jurisdiction to which this Agreement applies.

     b. Contracts With Eligible Foreign Custodians

          Fund hereby authorizes Delegate, subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5. MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

     In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall establish and maintain a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate shall establish and maintain a system to Monitor the appropriateness of such contract.

6. SECURITIES DEPOSITORIES

Delegate represents that it has, concurrently with the date hereof, provided to the Fund, to the Investment Manager for the Fund, and to the investment adviser(s) for the Fund responsible for investment of the Foreign Assets placed in any Securities Depository listed on Appendix A2 hereto: an analysis of the custody risks associated with maintaining assets with such Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A) (hereafter, a "Depository Analysis"); and

information which will enable the Fund or its investment adviser(s) to determine whether each such Securities Depository is an Eligible Securities Depository as defined in Rule 17f-7(b)(1).

Delegate shall, promptly following a request made by or on behalf of the Fund, provide to the Fund, to the Investment Manager for the Fund, and to the investment adviser(s) for the Fund responsible for investment of the Foreign Assets placed in any Securities Depository not listed on Appendix A2 on the date hereof but hereafter added to that list or otherwise falling within the scope of this Agreement under the provisions of Section 3(a), (i) a Depository Analysis pertaining to such Securities Depository, and (ii) information which will enable the Fund or its investment adviser(s) to determine whether such Securities Depository is an Eligible Securities Depository as defined in Rule 17f-7(b)(1).

Delegate shall Monitor on a continuing basis in conformity with the requirements of Rule 17f-7:

the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 or otherwise falling within the scope of
Section 3(a) of this Agreement,
information necessary to determine whether each such Securities Depository meets the definition of Eligible Securities Depository in Rule 17-f(7)(b)(1)

and shall promptly notify the Fund, the Investment Manager for the Fund, and the investment adviser(s) for the fund responsible for investment of the Foreign Assets placed in any such Securities Depository of any material change in any such information.

GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

     a. Country Risk

          Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

     b. Selection of Eligible Foreign Custodians

          In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

The Eligible Foreign Custodian's general reputation and standing; and

iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States.

     c. Evaluation of Written Contracts

          In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

     d. Monitoring of Eligible Foreign Custodians

          In exercising the authority delegated under this Agreement to establish and maintain a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider all information reasonably available to it, including the factors and criteria set forth in Appendix C to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of certain Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian or if an arrangement with a foreign custodian no longer meets the requirements of Rule 17f-5 or the standards set forth in this Agreement, the Delegate shall promptly notify the Fund, the Investment Manager to the Fund and the investment adviser(s) responsible for investment of such Foreign Assets, in writing (facsimile and e-mail communications being acceptable methods of notification) and the Delegate may relocate such assets unless Delegate receives contrary instructions from the Fund within twenty-four (24) hours of such notification. The Fund shall bear any expense related to such relocation of Foreign Assets.

8. STANDARD OF CARE

In exercising the authority delegated under Sections 4, 5, 7(b), (c) and (d) and 9 of this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

In carrying out its responsibilities under Section 6 of this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9. REPORTING REQUIREMENTS

     Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate or the Board.

10. PROVISION OF INFORMATION REGARDING COUNTRY RISK

     With respect to the jurisdictions listed in Appendix A1, or added thereto pursuant to Section 3, Delegate agrees to provide the Board and the Fund's Investment Manager and investment adviser(s) with access to Eyes to the WorldTM, a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in Appendix D to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary or as reasonably requested by the Fund or its investment adviser(s).

11.      LIMITATION OF LIABILITY.

     a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party or resulting from Delegates breach of any standard of care under Section 8 of this Agreement. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine.

b. The Bank shall indemnify and hold the Fund and it Board of Trustees, and Commonfund Asset Management Company and its Board of Directors, and, officers, employees and agents of each such company, harmless from and against any and all Claims to the extent any such Claim arises out of the negligent acts or omissions, bad faith, willful misconduct of, or a material breach of this Agreement or of the standards of care under section 8 of this Agreement by, the Bank, its officers, directors or employees or any of its agents or subcustodians in connection with the activities undertaken pursuant to this Agreement, provided that the Bank's indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to the Bank, provided further, that this limitation shall not apply to any Claim to the extent that such Claim arises as a result of the negligent acts or omissions, bad faith, willful misconduct of, or a material breach of this Agreement or of the standards of care under section 8 of this Agreement by, the Bank, its officers, directors or employees.

Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to another party or any third party for (i) lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder or (ii) any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

d. Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable to the Fund or any third party for any information which the Delegate provides or does not provide under Section 10 hereof; provided, that Bank shall be responsible for Claims to the extent arising from inaccurate information which the Delegate provides under Section 10 hereof through its gross negligence, bad faith or willful misconduct.

12. EFFECTIVENESS AND TERMINATION OF AGREEMENT

     This Agreement shall be effective as of June 12, 2001 and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13. AUTHORIZED REPRESENTATIVES AND NOTICES

     The respective Authorized Representatives of Fund and Delegate, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix E. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

14. GOVERNING LAW

     This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


         Investors Bank & Trust Company


         By:   /s/ Robert D. Mancuso
              -------------------------
         Name: Robert D. Mancuso
         Title: Senior Vice President


         COMMONFUND INSTITUTIONAL FUNDS


         By: /s/ Marita K. Wein
           ----------------------------
         Name:
         Title:

LIST OF APPENDICES

         A1 -- Jurisdictions Covered

         A2 - Securities Depositories Covered

         B -- Additional Jurisdictions/Securities Depositories Covered

C -- Factors and Criteria to Be Applied in Establishing Systems for the Monitoring of Foreign Custody Arrangements and Contracts

         D -- Information Regarding Country Risk

         E -- Authorized Representatives

APPENDIX A1

JURISDICTIONS COVERED

[delete those countries which are not delegated]


               Argentina                     Kenya
               Austria                       Korea
               Australia                     Latvia
               Bahrain                       Lebanon
               Bangladesh                    Lithuania
               Belgium                       Luxembourg
               Bermuda                       Malaysia
               Bolivia                       Mauritius
               Botswana                      Mexico
               Brazil                        Morocco
               Bulgaria                      Namibia
               Canada                        Netherlands
               Chile                         New Zealand
               China                         Norway
               Clearstream (Cedel)           Oman
               Colombia                      Pakistan
               Costa Rica                    Panama
               Croatia                       Papau New Guinea
               Cyprus                        Peru
               Czech Republic                Philippines
               Denmark                       Poland
               Ecuador                       Portugal
               Egypt                         Romania
               Estonia                       Russia
               Euroclear                     Singapore
               Finland                       Slovak Republic
               France                        Slovenia
               Germany                       South Africa
               Ghana                         Spain
               Greece                        Sri Lanka
               Hong Kong                     Swaziland
               Hungary                       Sweden
               Iceland                       Switzerland
               India                         Taiwan
               Indonesia                     Thailand
               Ireland                       Turkey
               Israel                        Ukraine
               Italy                         United Kingdom
               Ivory Coast                   Uruguay
               Japan                         Venezuela




                                      A1-1

               Jordan                        Zambia
               Kazakhstan                    Zimbabwe




                                      A1-2

APPENDIX A2

SECURITIES DEPOSITORIES COVERED


------------------------------------------------------- -----------------------------------------------------
Argentina                  CDV                          Philippines                PCD
                           CRYL                                                    RoSS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Australia                  Austraclear Ltd.             Poland                     CRBS
                           CHESS                                                   NDS
                           RITS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Austria                    OeKB AG                      Portugal                   Central de Valores
                                                                                      Mobiliarios

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bahrain                    None                         Romania           NBR
                                                                                   SNCDD
                                                                                   Stock Exchange
                                                                                      Registry, Clearing &
                                                                                      Settlement

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bangladesh                 None                         Russia                     DCC
                                                                                   NDC
                                                                                   VTB

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Belgium           BKB                                   Singapore                  CDP
                  CIK                                                              MAS

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bermuda           None                                  Slovak Republic   NBS
                                                                                   SCP

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Botswana          None                                  Slovenia                   KDD

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Brazil                     CBLC                         South Africa               STRATE
                  CETIP                                                            The Central Depository
                  SELIC                                                               (Pty) Ltd.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Bulgaria                   The Bulgarian National       Spain                      Banco de Espana
                               Bank                                                SCLV
                           The Central Depository



                                      A2-2

------------------------------------------------------- -----------------------------------------------------
Canada                     Bank of Canada               Sri Lanka                  CDS
                           CDS
------------------------------------------------------- -----------------------------------------------------
Chile                      DCV                          Sweden                     VPC AB
------------------------------------------------------- -----------------------------------------------------
China                      SSCC                         Switzerland                SIS SegaIntersettle AG
                           SSCCRC
------------------------------------------------------- -----------------------------------------------------
Clearstream                                             Taiwan                     TSCD
------------------------------------------------------- -----------------------------------------------------
Colombia                   DCV                          Thailand                   TSD
                           DECEVAL
------------------------------------------------------- -----------------------------------------------------
Costa Rica                 CEVAL                        Turkey                     CBT
                                                                                   Takasbank
------------------------------------------------------- -----------------------------------------------------
Croatia                    CNB                          Ukraine                    Depository of the
                           Ministry of Finance                                        National Bank of
                           SDA                                                        Ukraine
                                                                                   MFS Depository
------------------------------------------------------- -----------------------------------------------------
Czech Republic             SCP                          Uruguay                    None
                           TKD
------------------------------------------------------- -----------------------------------------------------
Denmark                    VP                           United Kingdom             CMO
                                                                                   CREST
------------------------------------------------------- -----------------------------------------------------
Ecuador                    DECEVALE, S.A.               Venezuela                  BCV
                                                                                   CVV
------------------------------------------------------- -----------------------------------------------------
Egypt                      Misr for Clearing,           Zambia                     Bank of Zambia
                               Settlement & Dep.                                   LuSE CSD
------------------------------------------------------- -----------------------------------------------------
Estonia                    ECDSL                        Zimbabwe                   None
------------------------------------------------------- -----------------------------------------------------
Euroclear
------------------------------------------------------- -----------------------------------------------------
Finland                    APK
------------------------------------------------------- -----------------------------------------------------
France                     Sicovam SA
------------------------------------------------------- -----------------------------------------------------
Germany                    Clearstream
------------------------------------------------------- -----------------------------------------------------



                                A-2-3





Ghana                      None
------------------------------------------------------- -----------------------------------------------------
Greece                     Bank of Greece
                           CSD
------------------------------------------------------- -----------------------------------------------------
Hong Kong                  CCASS
                           CMU
------------------------------------------------------- -----------------------------------------------------
Hungary                    Keler Ltd.
------------------------------------------------------- -----------------------------------------------------
India                      CDSL
                           NSDL
------------------------------------------------------- -----------------------------------------------------
Indonesia                  Bank Indonesia
                           PT.KSEI
------------------------------------------------------- -----------------------------------------------------
Ireland                    CREST
                           Gilt Settlement Office
------------------------------------------------------- -----------------------------------------------------
Israel                     TASE Clearing
                              House Ltd.
------------------------------------------------------- -----------------------------------------------------
Italy                      Banca d-Italia
                           Monte Titoli
------------------------------------------------------- -----------------------------------------------------
Ivory Coast*               Depositaire Central/
                              Banque de Reglement
------------------------------------------------------- -----------------------------------------------------
Japan                      Bank of Japan
                           JASDEC
------------------------------------------------------- -----------------------------------------------------
Jordan                     SDC
------------------------------------------------------- -----------------------------------------------------
Kazakhstan                 Kazakhstan Central
                              Securities Depository
------------------------------------------------------- -----------------------------------------------------
Kenya                      Central Bank of Kenya
                           Central Depository
------------------------------------------------------- -----------------------------------------------------
Korea                      KSD
------------------------------------------------------- -----------------------------------------------------


                                      A2-4

Latvia                     Bank of Latvia
                           LCD
------------------------------------------------------- -----------------------------------------------------
Lebanon                    Banque de Liban
                           MIDCLEAR
------------------------------------------------------- -----------------------------------------------------
Lithuania                  CSDL
------------------------------------------------------- -----------------------------------------------------
Luxembourg                 Clearstream
------------------------------------------------------- -----------------------------------------------------
Malaysia                   BNM (SSTS)
                           MCD
------------------------------------------------------- -----------------------------------------------------
Mauritius                  CDS
------------------------------------------------------ -----------------------------------------------------
Mexico                     S.D. Indeval
------------------------------------------------------- -----------------------------------------------------
Morocco                    Maroclear S.A.
------------------------------------------------------- -----------------------------------------------------
Netherlands                NECIGEF
------------------------------------------------------- -----------------------------------------------------
New Zealand                New Zealand Central
                              Securities Depository
------------------------------------------------------- -----------------------------------------------------
Norway                     VPS
------------------------------------------------------- -----------------------------------------------------
Oman                       MDSRC
------------------------------------------------------- -----------------------------------------------------
Pakistan                   Central Depository Co.
                           of Pakistan Limited
                           State Bank of Pakistan
------------------------------------------------------- -----------------------------------------------------
Peru                       CAVALI
------------------------------------------------------- -----------------------------------------------------

* Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast

                                     A2-5

APPENDIX B

ADDITIONAL JURISDICTIONS/ SECURITIES DEPOSITORIES COVERED



     Pursuant to Article 3 of this Agreement, Delegate and Fund agree that the following jurisdictions shall be added to Appendix A1 or A2, as the case may be:



                   [insert additional countries/depositories]






INVESTORS BANK & TRUST COMPANY


By:  ___________________________________

Name:

Title:
COMMONFUND INSTITUTIONAL FUNDS


By:____________________________________

Name:

Title:




DATE:  ______________________________

APPENDIX C

FACTORS AND CRITERIA TO BE APPLIED
IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider, among other things, the following factors:


Operating performance
Established practices and procedures
Relationship with market regulators
Contingency planning

APPENDIX D

INFORMATION REGARDING COUNTRY RISK


         To aid the Fund's investment adviser(s) in its/their determinations regarding Country Risk, Delegate will furnish the Fund annually with respect to the jurisdictions specified in Article 3, the following information:


1.       Copy of Addenda or Side Letters to Subcustodian Agreements
2.       Legal Opinion, if available, with regard to:
a)       Access to books and records by the Fund's accountants
b)       Ability to recover assets in the event of bankruptcy of a custodian
c)       Ability to recover assets in the event of a loss
d)       Likelihood of expropriation or nationalization, if available
e)       Ability to repatriate or convert cash or cash equivalents
3.       Audit Report
4.       Copy of Balance Sheet from Annual Report
5.       Country Profile Matrix containing market practice for:
a)       Delivery versus payment
b)       Settlement method
c)       Currency restrictions
d)       Buy-in practice
e)       Foreign ownership limits
f)       Unique market arrangements

APPENDIX E
AUTHORIZED REPRESENTATIVES


The names and addresses of each party's authorized representatives are set forth below:

FUND

Commonfund Institutional Funds
         Attn:  Treasurer
Commonfund
450 Post Road East
Westport, CT 0688 1-0909


         With a copy to:

Timothy W. Levin, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103-2921


         B.  DELEGATE

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Carol Lowd, Senior Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew S. Josef, Assistant General Counsel
                  Fax:  (617) 946-1929